Exhibit 10.3

VESTIAGE, INC.

Unanimous Written Consent

Of Board of Directors

In Lieu of Special Meeting

The undersigned, being the Board of Directors of Vestiage, Inc. a Florida Corporation (the “Corporation”), hereby waives the calling or holding of a meeting of the Board of Directors of the Corporation (the “Board”), consents in writing as of this 25th day of August 2023 to the following actions and directs that this unanimous written consent be filed by the Corporation’s Secretary with the minutes of proceedings of the Board.

WHEREAS, the Corporation consents to resignation of Rhonda Keaveney as its CEO, Treasurer, Secretary and Director.

WHEREAS, the Corporation consents to the appointment of Raymond Fu as its CEO, CFO, Treasurer and Director.

WHEREAS, the Corporation consents to the appointment of Timothy Lam as its Secretary.

Now therefore,

RESOLVED, the Corporation be and is hereby authorized to accept the resignation of Rhonda Keaveney as its CEO, Secretary, Treasurer, and Director, effective as of August 25, 2023.

FURTHER RESOLVED, the Corporation be and is hereby authorized to appoint Raymond Fu as its CEO, CFO Treasurer, and Director, effective as of August 25, 2023.

FURTHER RESOLVED, the Corporation be and is hereby authorized to appoint Timothy Lam as its Secretary, effective August 25, 2023

FURTHER RESOLVED, the Board of Directors of the Corporation be and hereby is authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the Board of Directors so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolution. The taking of such action shall be conclusive evidence that the same was deemed to be necessary and appropriate.

IN WITNESS WHEREOF, the undersigned being the Board of Directors of Vestiage, Inc. have executed this Consent as of the day and year first written above.

Rhonda Keaveney, Director